Exhibit 99.1
News about Refac Optical Group

CONTACT:	Raymond A. Cardonne
Tel:	Chief Financial Officer
201-585-0600
Fax:	201-585-2020
Web site:	www.refac.com

REFAC OPTICAL GROUP BOARD APPROVES CHANGE
OF COMPANY’S FISCAL YEAR-END

Audit Committee of the Board Also Approved Engagement of New Independent Registered Public Accounting Firm

Fort Lee, New Jersey (May 12, 2006) - Refac Optical Group (AMEX: REF) today announced that its Board of Directors had approved the change of the Company’s fiscal year-end from December 31 to January 31 in order to make the timing of the release of information consistent with the retail industry. The Board’s Audit Committee also approved the engagement of Ernst & Young, LLP, as the Company’s independent registered public accounting firm.

About Refac Optical Group

Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 542 retail locations in 47 states and Canada, consisting of 518 licensed departments, six freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 518 licensed departments, 352 are located at J.C. Penney stores, 67 at Sears, 49 in regional department stores, 30 at The Bay, a division of Hudson’s Bay Company, Canada’s oldest and largest traditional department store retailer, 13 departments at Meijer, and, most recently, seven at Macy’s. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

Cautionary Statement Regarding Forward-Looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, whether the transaction with Centene closes. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.